SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
March 14, 2003

PATINA OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-14344 (Commission File Number)	75-2629477 (IRS Employer Identification No.)

1625 Broadway Denver, Colorado (Address of principal executive offices)	80202 (zip code)

Registrant’s telephone number, including area code (303) 389-3600

ITEM 5.        OTHER ITEMS.

Patina Oil & Gas Corporation (the “Company”) announced on March 17, 2003 the closing of its acquisition of the remainder of Le Norman Partners, LLC (“LNP”). Attached and incorporated by reference hereto as Exhibit 99.1 is the press release related to the closing of the acquisition issued by the Company dated March 17, 2003.

The acquisition of LNP closed on March 14, 2003 for final consideration of $39.8 million, comprised of $18.5 million in cash funded with borrowings under the Company’s bank facility and the assumption of $21.3 million of debt and other liabilities. LNP’s properties are located primarily in Stephens, Garvin, and Carter Counties of Oklahoma. Proved reserves attributed to the properties were estimated at 12.2 million barrels of oil and 3.5 billion cubic feet of gas (76.7 Bcfe). Attached hereto as Exhibit 10.1 is the Sale and Purchase Agreement by and between Wynn-Crosby 1998, Ltd. and Wynn-Crosby 1999, Ltd. and Patina Oklahoma Corp. dated February 19, 2003.

ITEM 7.        FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

10.1 Sale and Purchase Agreement by and between Wynn-Crosby 1998, Ltd. and Wynn-Crosby 1999, Ltd. and Patina Oklahoma Corp. dated February 19, 2003.

99.1 Press release dated March 17, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATINA OIL & GAS CORPORATION
By:	/s/ DAVID J. KORNDER

David J. Kornder Executive Vice President and Chief Financial Officer

Date: March 18, 2003

Exhibit Index

Exhibit Number	Description

10.1	Sale and Purchase Agreement by and between Wynn-Crosby 1998, Ltd. and Wynn-Crosby 1999, Ltd. and Patina Oklahoma Corp. dated February 19, 2003.

99.1	Press Release dated March 17, 2003.